UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Ballistic Recovery Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

BALLISTIC RECOVERY SYSTEMS, INC.

300 Airport Road

South St. Paul, Minnesota 55075

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD 9:00 A.M., MARCH 16, 2005

TO THE SHAREHOLDERS OF BALLISTIC RECOVERY SYSTEMS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Ballistic Recovery Systems, Inc. (the “Company”) will be held at 9:00 a.m., Central Time on Wednesday, March 16, 2005 at Fleming Field, New Terminal Building, 1725 Henry Avenue, South St. Paul, Minnesota 55075, for the following purposes:

1.               To elect five directors to serve on the Board of Directors.

2.               To transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.  The record date for determining those shareholders who will be entitled to notice of, and to vote at, the meeting and at any adjournments thereof is the close of business on January 24, 2005.  The stock transfer books will not be closed between the record date and the date of the meeting.  A list of shareholders entitled to vote at the meeting will be available for inspection at the Company’s principal executive offices.

We encourage you to take part in the affairs of your Company either in person or by executing and returning the enclosed proxy card as promptly as possible.  To ensure that your shares are represented, we request that you sign and return your proxy card whether or not you intend to be at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Robert L. Nelson

Robert L. Nelson
Chairman of the Board,
Chief Executive Officer,
Chief Financial Officer and
Secretary

February 7, 2005

WE URGE YOU TO MARK, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

BALLISTIC RECOVERY SYSTEMS, INC.

300 Airport Road

South St. Paul, Minnesota 55075

(651) 457-7491

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD 9:00 A.M., MARCH 16, 2005

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Ballistic Recovery Systems, Inc. (also the “Company”) for use at our annual meeting of shareholders to be held Wednesday, March 16, 2005, at 9:00 a.m., Central Time, at Fleming Field, New Terminal Building, 1725 Henry Avenue, South St. Paul, Minnesota 55075, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being sent or given to shareholders beginning on or about February 7, 2005, along with our 2004 Annual Report to Shareholders.  The Company will pay all expenses in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no extra compensation for their services, may solicit proxies by telephone or facsimile.

Voting

Only shareholders of record at the close of business on January 24, 2005 are entitled to notice of and to vote at the meeting or at any adjournment thereof. On January 24, 2005, there were 6,849,284 shares of the Company’s common stock outstanding. Each share is entitled to one vote. Cumulative voting is not permitted.  A majority of the outstanding shares of common stock must be present or represented by proxy at the meeting in order to have a quorum.  Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the meeting.  In the election of directors, the five nominees receiving the highest number of affirmative votes will be elected.  Other proposals validly acted upon at the meeting require the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the meeting, together with the affirmative vote of a majority of the required quorum.  Abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum.  If the person present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.  Votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  You may revoke your proxy at any time before the proxy vote is cast at the annual meeting by giving written notice of revocation to Robert L. Nelson, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary of the Company, by submitting a later-dated proxy or by voting in person at the annual meeting.

Recommendations of the Board of Directors

The Company’s Board of Directors recommends that you vote FOR each of the nominees of the Board of Directors (Proposal 1).

PROPOSAL 1.  ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the direction of our Board of Directors, which presently is comprised of four members. Each of our directors is elected until the next annual meeting of shareholders and until the director’s successor has been elected and qualifies to serve as a director. The Board of Directors has nominated and recommends that you vote FOR the five nominees named below for election as directors. All of the nominees, except Edward L. Underwood, presently are members of the Board of Directors.

Unless otherwise specified, the proxy holders intend to vote FOR the election of the five nominees listed below. If for any reason any nominee shall be unavailable for election to the Board of Directors, the named proxies will vote for such other candidate or the

Board of Directors may nominate candidates as may be nominated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.  The nominees for election to our Board of Directors are as follows:

THOMAS H. ADAMS, JR., 68, director since 1986.  Mr. Adams retired during 1996 from his position as a Northwest Airlines 747 captain flying Trans-Pacific routes. Mr. Adams is a board member of the International Aerobatics Club and an active experimental aerobatics pilot and past member of the national aerobatics team.

DARREL D. BRANDT, 62, director since 1991.  Mr. Brandt was the acting CEO for the Company from December 1991 through November 1995. Mr. Brandt is an independent real estate developer and private investor.  Mr. Brandt is the Chairman of the Compensation Committee and a member of the Audit Committee.

ROBERT L. NELSON, 61, director since 1993.  Mr. Nelson serves as the Company’s Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Secretary.  Between October 14, 2004 and through December 31, 2004, Mr. Nelson held the additional positions of interim President and Chief Operating Officer as the Company searched for a candidate for such positions.  He is the president of Robert L. Nelson and Associates, a consulting firm specializing in aviation.  Mr. Nelson is an instrument-rated private pilot.  Through December 2000, Mr. Nelson was on the executive board of the Twin Cities Salvation Army.  In addition he is a member of the Woodbury Economic Development Authority and an arbitrator for the NASD.  Until March 1998, Mr. Nelson was president and chief operations officer of Wipaire, Inc. an aviation float manufacturer.  Mr. Nelson’s past experience in aviation includes positions with Cessna Aircraft Company, Rockwell Aviation Corporation, Grumman American, Grumman Corporation, Senior Vice President of lending with an aviation emphasis, and past president and founder of the National Aircraft Finance Association.  Mr. Nelson is the Chairman of the Audit Committee and a member of the Compensation Committee.

BORIS POPOV, 58, director since 1980.  Mr. Popov is the founder of the Company and holds the title of Chairman Emeritus.  Mr. Popov is president of Northern Sun, Inc., a privately owned St. Paul, Minnesota based Company that is engaged in aircraft equipment sales.  He is also a private pilot.  Mr. Popov is a member of the Compensation Committee.

EDWARD L. UNDERWOOD, 57, nominated to be a director in 2005.  Mr. Underwood is an Executive Director of Crescent Capital Investment, Inc., responsible for post-acquisition reporting for Crescent’s portfolio companies. Prior to joining Crescent, Mr. Underwood served as Chief Financial Officer for Burnham Service Company, a $200 million revenue trucking and logistics company. Prior to Burnham, Mr. Underwood spent nine years with Investcorp, most recently as part of the Post-Acquisition Management team where he was responsible for monitoring the operations and performance of acquired companies. Mr. Underwood has a BS in Industrial Engineering from the Georgia Institute of Technology and an MBA from Cornell University.  Mr. Underwood is an instrument-rated private pilot.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended September 30, 2004, the Board of Directors met five times. Each of the directors attended more than 75% of the aggregate of all meetings of the Board of Directors and of the committees on which they served. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.  Below is a table that provides membership and meeting information for each of the Board committees:

Name	Audit		Compensation	Strategic Planning
Mr. Adams	—		—	—
Mr. Brandt	Chairman	(1)	Chairman	—
Mr. Nelson	Chairman	(1)	X	X
Mr. Popov	—		X	Chairman
Mr. Thomas	—		—	X	(2)
Total Meetings in fiscal year 2004	2	(3)	3	2

(1)                                  Mr. Nelson was Chairman of the Audit Committee through October 14, 2004 when he became, among other things, the Company’s Chief Financial Officer in light of Mark Thomas’ resignation.  Mr. Brandt is currently Chairman of the Audit Committee.

(2)                                  Mr. Thomas resigned from the Strategic Planning Committee on October 14, 2004.  Larry Williams, the Company’s President and Chief Operating Officer, was appointed to this Committee January 5, 2005.

(3)                                  The Audit Committee met formally twice in fiscal year 2004 and informally four times for quarterly financial statement review.

The Board of Directors has a standing Audit Committee, Compensation Committee and Strategic Planning Committee. The current membership of these committees is indicated above.  Through fiscal year 2004, the members of the Audit Committee were independent, as such term is defined in The NASDAQ Stock Market, Inc. Corporate Governance Rules.  During fiscal year 2005, Mr. Nelson became Chief Executive Officer and Chief Financial Officer following the October 14, 2004 resignation of Mark Thomas.  Mr. Nelson resigned as the Audit Committee Chairman as of such date at which time Mr. Brandt became Audit Committee Chairman.  The Company does not currently have an Audit Committee financial expert but anticipates that, if elected, Edward Underwood would be appointed to the Audit Committee and would be duly certified as an Audit Committee financial expert.

The Board of Directors does not have a standing Nominating Committee, but will appoint one if the Company is required to do so for regulatory reasons or the Board of Directors believes it is in the Company’s shareholders best interests.  The complete Board of Directors currently nominates Director-nominees and believes that, given the Company’s size and the Board’s size, the Company’s shareholders are as well served without a formal Nominating Committee.  Accordingly, the Board of Directors has not adopted a Nominating Committee Charter.  If appointed, the members of the Nominating Committee would meet the applicable independence standard.

Presently, all of the members of the Board of Directors meet to consider membership on the Board.  The Board of Directors has no predefined minimum criteria for selecting Board of Directors nominees, although it believes that all independent directors should share qualities such as, independence, relevant, non-competitive experience; and strong communication and analytical skills. In any given search in the future, the Board of Directors may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board of Directors and the perceived needs of the Company.

The Board of Directors will consider for nomination as directors persons recommended by shareholders.  Such recommendations must be in writing and delivered to Ballistic Recovery Systems, Inc., Attention: Corporate Secretary, 300 Airport Road, South St. Paul, Minnesota 55075.  The Company has not received a recommendation for a nominee to the Board of Directors by a shareholder or a group of shareholders owning more than 5% of the Company’s voting stock.  The Company does not pay a fee to any third party provider to identify or assist the Board of Directors in identifying potential nominees.

Compensation Committee:

The Compensation Committee reviews and recommends to the Board of Directors the compensation guidelines for executive officers. During fiscal year 2004, the Compensation Committee held three meetings.

Audit Committee:

The Audit Committee makes recommendations as to the selection of independent auditors and their compensation and reviews with the auditors the scope of the annual audit, matters of internal control and procedure and the adequacy thereof, the audit results and reports and other general matters relating to our accounts, records, controls and financial reporting. The Audit Committee’s responsibilities are further described in the report of the Audit Committee on page 9 of this proxy statement.  During fiscal year 2004, the Audit Committee held two formal meetings and also met four times to review the financial statements.

Strategic Planning Committee:

The Strategic Planning Committee reviews and recommends to the Board certain companies that might be strategic partners for the Company in consideration of the Company’s strategic plan.  During fiscal year 2004, the Strategic Planning Committee held two meetings.

Shareholder Communication with the Board of Directors:

The Board of Directors has not formally adopted a process to provide shareholders with direct communication with the Board of Directors.  Shareholders wishing to contact the Board of Directors, the Chairman, an individual member of the Board or any committee of the Board should do so in writing to Ballistic Recovery Systems, Inc., Attention: Corporate Secretary, 300 Airport Road, South St. Paul, Minnesota 55075.  The Company encourages the members of the Board of Directors to respond to shareholder communications.  The Company believes it has good relations with its shareholders.

Annual Meeting Attendance:

The Board members are not required to attend the Company’s Annual Meeting, although all Board members have attended each of the last four Annual Meetings.  The Board has historically followed each Annual Meeting with a Board of Directors meeting.  At the time of the 2004 Annual Meeting, the Board had five members, all of whom attended the 2004 Annual Meeting.

DIRECTOR COMPENSATION

Fiscal Year 2004 – Non-Employee Director  Fees

In fiscal year 2004, each of our non-employee directors received $4,500 per Board meeting.  Additionally, the Chairman received an additional $1,000 per Board meeting during fiscal year 2004.  During fiscal year 2005, Mr. Nelson has received additional fees in his capacity as Chief Executive Officer, Chief Financial Officer and Secretary pursuant to the Interim Services Agreement with the Company (see “Consulting Agreements with Directors,” page 5).  For fiscal year 2004, each of the Compensation Committee, Audit Committee and Strategic Planning Committee members received $1,000 per meeting, with the Chairman of such Committee receiving an additional $500 per meeting.  Audit Committee members were not compensated for their quarterly review of financial statements.  Mr. Thomas, an employee director of the Company, received no separate compensation for board meetings.  No director stock options were granted in fiscal year 2004.

A total of $115,000 was paid in Board and Committee fees in fiscal year 2004 as follows:  Mr. Adams, $22,500; Mr. Brandt, $29,000; Mr. Nelson, $35,500; and Mr. Popov, $28,000.

Fiscal Year 2005 – Non-Employee Director Fees

For fiscal year 2005, non-employee directors will receive $4,500 per board meeting while the Chairman will receive $5,500 per board meeting.  Members of the Compensation Committee and Audit Committee will receive $1,000 per meeting, with the chairman of said committee receiving an additional $500 per meeting, provided that no fees will be paid for meetings held in conjunction with regular Board meetings.  Furthermore, while no decision has been made as of the date of this Proxy Statement, the Company may issue to each director stock options to purchase 15,000 shares of the Company’s common stock immediately following election to the Board of Directors at the fiscal 2005 Annual Meeting of Shareholders.  Any such options granted would be vested immediately and have an exercise price equal to the fair market value on the date of grant, and expire five years from the date of grant.   Finally, directors, to the extent that they are shareholders of the Company’s common stock will also participate in cash dividends.

CERTAIN TRANSACTIONS

Consulting Agreements With Directors

The Company paid Boris Popov, a director of the Company, $4,101 in fiscal year 2004 for certain consulting services.  Effective as of November 19, 2004, the Company  entered into a Consulting Agreement with Mr. Popov pursuant to which Mr. Popov would provide certain consulting services relating to new product/development to the Company.  Pursuant to this agreement, the term of which is six months, Mr. Popov is required to provide a minimum of 64 hours of service per month for $3,200 per month and be paid an additional $50 per hour for each hour over the 64 hour minimum.

Also effective as of November 19, 2004, the Company  entered into a Consulting Agreement with Thomas H. Adams, Jr., a director of the Company, pursuant to which Mr. Adams would provide certain consulting and advisory services to the Company relating to after market business development of the Company’s products.  Pursuant to this agreement, the term of which is six months, Mr. Adams is required to provide a minimum of 50 hours of services per month for $2,500 and be paid an additional $50 per hour for each hour over the 50 hour minimum.

Also effective as of November 19, 2004, the Company  entered into an Interim Services Agreement with Robert L. Nelson, the Company’s Chairman of the Board, Chief Executive Officer, President and Chief Financial Officer, in connection with his  consulting services as interim Chief Executive Office, Chief Financial Officer and President while the Company pursues a candidate to fill those positions on a permanent basis.  The term of this agreement is three months, with an automatic renewal of three months unless otherwise agreed to in writing.  Mr. Nelson received $11,000 per month as a fee for his services during this Agreement.  Effective January 11, 2005, Mr. Nelson’s payment under this agreement was reduced to $4,000 per month and this agreement was extended an additional two months.

For all such agreements, the fees paid will be in addition to and independent of any fees or compensation owed to such directors in that capacity as non-employee directors.

Cirrus Warrant Exercise

On February 29, 2004, Cirrus Design Corporation exercised warrants to acquire 500,000 shares of the Company’s Common Stock for $562,500.  Cirrus Design Corporation has a warrant which expires on February 25, 2005 to acquire 650,000 shares of Common Stock at $1.25 per share.  Edward Underwood, a director-nominee, is a principal in a private investment partnership that owns a controlling interest in Cirrus Design Corporation.

OWNERSHIP OF SECURITIES

The following table sets forth certain information with respect to beneficial ownership of our common stock as of January 24, 2005, by: (a) each person or entity known by us to own beneficially more than five percent of our common stock; (b) each director and nominee for election as a director of the Company; (c) each of our executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below; and (d) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes generally voting power and/or investment power with respect to securities. The address of each director and executive officer named below is the same as that of the Company (300 Airport Road, South St. Paul, MN  55075) unless otherwise stated.

Name and Address Of Beneficial Owner	Title	Number of Shares Owned (1)		Percent of Class

Darrel D. Brandt	Director	1,904,077	(2)	27.6%

Boris Popov	Director	507,200	(2)	7.3%

Thomas H. Adams, Jr.	Director	221,284	(2)	3.2%

Mark B. Thomas	Former Director, Chief Executive Officer & Chief Financial Officer	171,500	(2)(3)	2.5%

Robert L. Nelson	Director and Chairman	120,050	(4)	1.7%

Edward L. Underwood	Director	0	(5)	0%

Cirrus Design Corporation		1,150,000	(6)	15.3%

All executive officers And directors as a Group (6 persons)		2,752,611	(5)(7)	39.0%

(1)                                  Unless otherwise indicated, all persons have sole voting power and sole investment power with respect to the shares indicated.  Includes shares that may be acquired by exercise of options currently exercisable (including options becoming exercisable within 60 days of January 24, 2004.)

(2)                                  Includes 60,000 shares issuable upon exercise of options exercisable within 60 days.

(3)                                  Mr. Thomas resigned as a director, Chief Executive Officer and Chief Financial Officer effective October 14, 2004.

(4)                                  Includes 35,000 shares issuable upon exercise of options exercisable within 60 days.

(5)                                  Does not include shares beneficially owned by Cirrus Design Corporation.  Mr. Underwood is an executive director of an entity that controls Cirrus Design Corporation.

(6)                                  Includes 650,000 shares issuable upon warrants exercisable by February 28, 2005.

(7)                                  Includes 215,000 shares issuable upon exercise of options exercisable within 60 days.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to us during 2004 and written representations from the executive officers, directors and greater-than-10% beneficial owners of our common stock, the following table shows the transactions for calendar year 2004 that were not in compliance.

Name of Filer:	Description of Transaction:	Required Filing Date:	Actual Filing Date:

Cirrus Design Corporation	Warrants became vested	November 24, 2004	Has not filed.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation earned or awarded to the Chief Executive Officer of the Company for each of the last three fiscal years.  There were no long-term compensation awards given to the listed executive.  Mr. Thomas resigned as a director, Chief Executive Officer and Chief Financial Officer effective October 14, 2004 and entered into a Resignation, Consulting, Non-Competition and General Release Agreement which provided separate compensation (See “Executive Employment Agreements,” page 8).  Robert L. Nelson is currently Chief Executive Officer and Chief Financial Officer in addition to his roles as Chairman of the Board and Secretary.

Annual Compensation

Principal Positions	Year	Salary	Bonus	Profit Sharing

Mark B. Thomas	2004	$181,562	$25,000	$9,396
Chief Executive Officer	2003	$165,962	$25,000	$8,575
& Chief Financial Officer	2002	$139,346	$25,000	$9,108

On October 14, 2004, Mr. Thomas resigned in all capacities with the Company.  He did remain with the Company as a consultant through January 14, 2005.  Additionally, he received additional compensation in consideration for his non-competition provisions.  (See “Executive Employment Agreements,” page 8.)

STOCK OPTIONS - OPTION GRANTS IN FISCAL YEAR 2004

No stock options were granted in fiscal year 2004.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004 AND VALUE OF OPTIONS AT END OF FISCAL YEAR 2004

	SHARES	VALUE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 09/30/04	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 09/30/04 ($) (2)
NAME	ACQUIRED ON EXERCISE (#)	REALIZED ($) (1)	EXERCISABLE/ UNEXERCISABLE	EXERCISABLE/ UNEXERCISABLE
Mark B. Thomas	0	$0	60,000 / —	$64,406 / —

(1) Value determined by subtracting the exercise price per share from the closing price per share of our common stock on the date of exercise.

(2) Value determined by subtracting the exercise price from the closing price per share of our common stock on September 30, 2004 for all options that were in the money as of September 30, 2004.

EXECUTIVE EMPLOYMENT AGREEMENTS

Mark B. Thomas

Mark B. Thomas, President and CEO, had a two-year employment agreement (the “Employment Agreement”) with the Company that became effective January 1, 2004.  Pursuant to the Employment Agreement, Mr. Thomas was to receive a base salary of $180,000 and was eligible to receive a bonus of up to 75% of the base salary based on obtaining certain pre-determined performance objectives.  Mr. Thomas was also eligible to receive an additional 25% of the base salary at the discretion of the Board of Directors.  The base salary and bonus performance objectives were to be established on an annual basis and could be reviewed and modified as agreed to by the Board of Directors and Mr. Thomas.  The Employment Agreement provided that Mr. Thomas would receive an amount equal to the annualized base salary and pro-rata bonuses if terminated by the Company for a reason other than “cause” or if Mr. Thomas resigned his employment following “constructive termination”, as defined therein.  The Employment Agreement provided that Mr. Thomas would not compete with the Company for two years following termination of employment under terms of the Employment Agreement and the Employment Agreement contains certain nondisclosure and confidentiality provisions.

On October 14, 2004,  the Company and Mr. Thomas entered into a Resignation, Consulting, Non-Competition and General Release Agreement (the “Resignation Agreement”) in connection with Mr. Thomas’ resignation as Chief Executive Officer, Chief Financial Officer, President, and as a director of the Company.  Pursuant to the terms of the Resignation Agreement, Mr. Thomas resigned such offices effective October 14, 2004.  The Company and Mr. Thomas agreed to terminate the Employment Agreement discussed above.  Mr. Thomas agreed to become a consultant to the Company for a 90 day period for $5,000 per month pursuant to which Mr. Thomas would provide certain services to the Company up to a maximum of 25 hours per month.  For services requested by the Company’s Board beyond such monthly amount, Mr. Thomas would be paid $200 per hour.  Mr. Thomas would also be reimbursed, consistent with Company internal policy for accrued vacation time and reimbursable business expenses and would have his healthcare benefits extended for the shorter of 18 months or such time as Mr. Thomas obtains comparable replacement coverage.

Mr. Thomas agreed, for a two year period,  not to 1) call on or solicit Company customers, 2) directly or indirectly, become employed by, consult with, manage, own  or operate any business engaged in the design, manufacturing, marketing or distribution of (i) emergency parachute recovery systems for recreational, general  and commercial aviation aircraft and unmanned aircraft or (ii) general aviation aircraft.  These non-competition provisions are more rigorous than those provided in the Employment Agreement.  Mr. Thomas also agreed not to divulge any trade secrets or confidential information regarding the Company.  In exchange for such Resignation Agreement, the Company agreed to pay Mr. Thomas an aggregate of $230,000;  $60,000 of which was paid 15 days after execution of the Agreement and $170,000 of which would be paid over a 24 month period during the compliance of Mr. Thomas’ non-competition /non-disclosure requirements.   The Company also agreed to extend the exercise date of Mr. Thomas’ existing stock options to acquire an aggregate of 60,000 shares of Common Stock for one additional year.  The Company also agreed to reimburse Mr. Thomas for a maximum of $5,000 in legal fees in connection with Mr. Thomas’ resignation.  Finally, the parties agreed to a mutual release.

Larry Williams

Larry Williams was engaged as President and Chief Operating Officer on December 6, 2004.  Mr. Williams’ annual compensation is $145,000 and he is provided standard employee benefits.  There is presently no employment agreement between the Company and Mr. Williams.

SIGNIFICANT EMPLOYEES

Larry Williams, 47, President and Chief Operating Officer, was most recently, and since 2000, Vice President of Business Development at AmSafe Aviation in Phoenix, Arizona, the world’s largest manufacturer of aviation restraint systems.  Prior to that and since 1995, he was Group President at Rural/Metro Corporation.  From 1985 to 1995, Mr. Williams was Executive Director of the Emergency Response Training Academy, a firm specializing in training of airport emergency response personnel.

John M. Gilmore, 54, Vice-President of Sales, is an experienced sales executive, current aircraft owner and flight instructor with over 3,000 hours of flight time. He also taught ground school for Aviation Seminars. Mr. Gilmore was previously employed as vice president of sales and marketing for Jetways, Inc. He is a successful sales and marketing executive with over 15 years experience leading technology sales in the computer industry.

CODE OF ETHICS

The Company has adopted a code of ethics for its executive officers and controller, a copy of which is attached to the Company’s 2004 Proxy Statement as Appendix B.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of the following non-employee directors: Mr. Nelson, Chairman and Mr. Brandt.  During fiscal year 2005, Mr. Nelson became Chief Executive Officer and Chief Financial Officer following the October 14, 2004 resignation of Mark Thomas.  Mr. Nelson resigned as the Audit Committee Chairman as of such date at which time Mr. Brandt became Audit Committee Chairman.  The Company does not currently have an Audit Committee financial expert but anticipates that, if elected, Edward Underwood would be appointed to the Audit Committee and would be duly certified as an Audit Committee financial expert.  The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to the Company’s 2004 Proxy Statement as Appendix C.

The Audit Committee oversees Ballistic Recovery Systems, Inc.’s financial reporting process on behalf of the Board of Directors and recommends to the Board of Directors the appointment of independent accountants. Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls. The independent accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the Company’s financial statements. The Audit Committee discusses with management and independent auditors the overall scope and plans for the audit and meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee also meets quarterly to review the Company’s quarterly financials.

In fulfilling our oversight responsibilities, the Audit Committee has met and held discussions with management and the independent auditors. The Audit Committee reviewed the financial statements with management and the independent auditors, including a discussion of the application of accounting principles generally accepted in the United States of America, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with the independent auditors the auditors’ independence from management, including whether the provision of non-audit services is compatible with maintaining the auditors’ independence, and matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees), and the Audit Committee received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in Ballistic Recovery Systems, Inc.’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission.

Robert L. Nelson and Darrel Brandt

DETERMINATION OF AUDIT COMMITTEE FINANCIAL EXPERT

The Board considered whether any relevant member or members of the Audit Committee qualify as an “Audit Committee financial expert” as determined under Item 401 of Regulation S-B of the Securities and Exchange Commission. The Board considered whether any member of the audit committee possessed all of the following attributes:

1.               An understanding of generally accepted accounting principles and financial statements;

2.               The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

3.               Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

4.               An understanding of internal control over financial reporting; and

5.               An understanding of audit committee functions.

The Board also considered whether any member had acquired the above attributes through:

1.               Education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

2.               Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions;

3.               Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or

4.               Other relevant experience.

Based upon the foregoing and based upon representations made by Robert L. Nelson to the Board, the Board determined that Mr. Nelson is an Audit Committee financial expert for fiscal year 2004.  Mr. Nelson became, among other things, Chief Financial Officer on October 14, 2004 with the resignation of Mark Thomas.  As such, Mr. Nelson is not independent of management.  The Board anticipates that if elected at the 2005 Annual Meeting of Shareholders, Edward Underwood would be a member of the Audit Committee and could serve as an Audit Committee financial expert.

INDEPENDENT PUBLIC ACCOUNTANTS

A representative from Virchow, Krause & Company, LLP will have an opportunity to make a statement at the annual meeting and will be available to respond to appropriate questions from shareholders.

DISCLOSURE OF FEES PAID TO INDEPENDENT AUDITORS IN FISCAL YEAR 2004

Audit Fees

Audit fees billed or expected to be billed to the Company by Virchow, Krause & Company, LLP for the audit of the financial statements for the fiscal year ended September 30, 2004 and for review of our quarterly reports, starting with the third quarter of the fiscal year, on Form 10-QSB and annual reviews on Form 10-KSB for the same fiscal year totaled $29,250.

Financial Information Systems Design and Implementation Fees

We did not engage Virchow, Krause & Company, LLP, or Callahan, Johnston & Associates, LLC to provide advice regarding financial information systems design and implementation during the last fiscal year.  On January 11, 2005, the Company engaged Carver Moquist & O’Connor, LLC to provide Sarbanes-Oxley internal control implementation.

Tax Fees

Fees billed or expected to be billed to us by Virchow Krause & Company, LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $24,410.

All Other Fees

For fiscal years 2004 and 2003, Virchow, Krause & Company, LLP did not bill any fees for any other non-audit services rendered to the Company, such as attending meetings and other miscellaneous financial consulting.

Audit Committee

The audit committee meets prior to filing of any Form 10-QSB or 10-KSB to approve those filings.  The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent public accountants (other than de minimis exceptions permitted by the Sarbanes Oxley Act of 2002).  This duty may be delegated to one or more designated members of the audit committee with any such approval reported to the committee at its next regularly scheduled meeting.  Approval of non-audit services shall be disclosed to investors in periodic reports required by section 13 (a) of the Securities and Exchange Act of 1934.  100% of fees paid to the Company’s auditors were pre-approved by the audit committee.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

The rules of the Securities and Exchange Commission permit shareholders of the Company, after timely notice to the Company, to present proposals for shareholder action in the Company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action, and are not properly omitted by Company action in accordance with federal proxy rules.  The 2005 Annual Meeting of Shareholders for the Company is expected to be held on or about March 15, 2006 and the proxy materials in connection with that meeting are expected to be mailed on or about January 31, 2006.  The Company, on or before October 1, 2005, must receive shareholder proposals prepared in accordance with the proxy rules.

OTHER MATTERS

We know of no matters other than those that are described in this proxy statement to come before the 2004 Annual Meeting of Shareholders. However, if any other matters are properly brought before the meeting, one or more persons named in the enclosed proxy card or their substitutes will vote in accordance with their best judgment on such matters.

AVAILABILITY OF FORM 10-KSB

Due to the added disclosure requirements under the Sarbanes-Oxley Act, the Company has chosen to utilize its 2004 Form 10-KSB as the content for the 2004 Annual Report, which is included with this Proxy Statement.  This and other SEC filings for the Company are also available at the Securities and Exchange Commission’s EDGAR service through the Internet at www.sec.gov/edgarhp.htm.  The Company’s trading symbol is BRSI or BRSI.OB.

/s/ Robert L. Nelson

Robert L. Nelson
Chairman of the Board,
Chief Executive Officer,
Chief Financial Officer and
Secretary

February 7, 2005

BALLISTIC RECOVERY SYSTEMS, INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS - MARCH 16, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated February 7, 2005, revoking any proxy previously given, hereby appoint(s) Robert L. Nelson and Larry Williams as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Ballistic Recovery Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 a.m. Central Time on Wednesday, March 16, 2005, at Fleming Field, New Terminal Building, South St. Paul, Minnesota 55075, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

1.	Election of directors:	01 Thomas H. Adams, Jr.	04 Boris Popov
		02 Darrel D. Brandt	05 Edward L. Underwood
03 Robert L. Nelson

☐	FOR all nominees, Listed above (except as Specified below).	☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:

2.                    Upon such other matters as may properly come before the meeting.

It is important that each shareholder complete, date, sign, and mail this Proxy as soon as possible.  Your vote is important!

Dated and Signed                                       , 2005.

Signature of Shareholder(s)	Signature of Shareholder(s)

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.